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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report  (Date of earliest event reported)          August 1, 2001
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                           Rhythms NetConnections Inc.

               (Exact name of Registrant as specified in charter)



                                    Delaware

                 (State or other jurisdiction of incorporation)



         333-59393                                       33-0747515

 (Commission File Number)                    (IRS Employee Identification No.)



9100 East Mineral Circle, Englewood, Colorado                          80112

(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code         (303) 876-6500



                                 Not Applicable

         (Former name or former address, if changed since last report)
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Item 3. BANKRUPTCY OR RECEIVERSHIP.

      On August 1, 2001, Rhythms NetConnections Inc. (the Company) issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release announces that (1) on Wednesday, August 1, 2001, the Company and all of its U.S. wholly owned subsidiaries filed a voluntary petition under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York, and (2) on August 1, 2001, the Company entered into a voting agreement with holders of more than 60% of the Company's notes (the Voting Agreement, a copy of which is attached hereto as Exhibit 10.1). The Voting Agreement establishes a pre-agreed upon process for reorganizing, or if that is not successful, liquidating the Company and sharing the proceeds therefrom.

Item 7. EXHIBITS.


      10.1 Voting Agreement between Rhythms NetConnections Inc. and Noteholders signatory thereto, dated August 1, 2001

      10.2 Term Sheet, between Rhythms NetConnections Inc. and Ad hoc Bondholders Committee, dated August 1, 2001

      10.3 Amended and Restated Employment Agreement between Rhythms NetConnections Inc. and Steve Stringer

      10.4 Amended and Restated Employment Agreement between Rhythms NetConnections Inc. and J. W. Braukman, III

      10.5 Rhythms NetConnections Inc. Agreement and Declaration of Retention Plan Trust

      10.6  Rhythms NetConnections Inc. Retention Plan

      10.7 Rhythms NetConnections Inc. Agreement and Declaration of Severance/Paid Time Off and Family Medical Leave Act Trust

      10.8  Rhythms NetConnections Inc. Severance Policy

      10.9 Rhythms NetConnections Inc. Paid Time Off and Family Medical Leave Act Policy

      99.1  Press release issued Thursday, August 2, 2001.

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Rhythms NetConnections Inc.
                                                 (Registrant)



Date:  August 2, 2001                     /s/  J. W. Braukman, III
                                          ------------------------
                                          By:    J. W. Braukman, III
                                          Title: Chief Financial Officer